Exhibit 3(ii) - Amended Certificate of Incorporation

               DEAN HELLER
    (SEAL)                Secretary of State
                204 North Carson Street, Suite 1
                Carson City, Nevada, 89701-4299                       Entity #
                (775) 684-5708                                     E0322812005-5
                Website: cretaryofstate.biz                              Document Number:
                                                           20050218137-79
Certificate of Correction (PURSUANT TO NRS 78,78A, 80, 81, 82, 84, 86, 87, 58, 88A ,89 and 92A)
                                Date Filed:
                                 6 /3 / 2005 8:43:43 AM
                                 DEAN HELLER
                                 Dean Heller
                                  Secretary of State
                    Above space is for office use only

Important: Read the attached instructions before completing form.

Certificate of Correction
(Pursuant to NRS 78, 78A, 80, 81, 82, 84, 86, 87, 88, 88A, 89 and 92A)

1.     The name of the entity for which correction is being made:
Grosvenor Explorations Ltd.

2.    Description of the original documents for which correction is being made:
Articles of Incorporation

3.	Filing date of the original documents for which correction is being made: 5/25/2005

4.     Description of the inaccuracy or defect:
The name of the corporation is incorrect.

5.    Correction of the inaccuracy or defect:
The name of the corporation should be Grosvenor Explorations Inc.

6.     Signature

     LEAH FINKE      Director/Incorporator  5/31/2005
   Authorized Signature      Title    Date

If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued, Limited-Liability Company, by a manager or managing member; a Limited Partnership or Limited-Liability Partnership; by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.